Exhibit 21

ROCKWELL AUTOMATION, INC.

LIST OF SUBSIDIARIES OF THE COMPANY

As of September 30, 2003

	Percentage of Voting
	Securities Owned By

Name and Jurisdiction	Registrant	Subsidiary

Anorad Corporation (New York)	100%
Anorad Israel Ltd. (Israel)		100%
Anorad Europe BV (Netherlands)		100%
Entek IRD International Corporation (Ohio)	100%
W. Interconnections Inc. (Delaware)	100%
W. Interconnections S.A. de C.V. (Mexico)		100%
W. Interconnections Canada, Inc. (Canada)		100%
Rockwell Automation Sales Company, LLC (Delaware)	100%
Reliance Electric Company (Delaware)	100%
REC Holding, Inc. (Delaware)		100%
Reliance Electric Limited (Japan)		19%
Federal Pacific Electric Co. (Delaware)		100%
Reliance Electric Tech, LLC (Delaware)		100%
Vermont Reserve Insurance Company (Vermont)		100%
Rockwell Software, Inc. (Delaware)	100%
Allen-Bradley Technical Services, Inc. (Wisconsin)	100%
Rockwell Automation (Xiamen) Ltd. (China)	100%
Rockwell Automation do Brasil Ltda. (Brazil)	100%
Rockwell Comercia e Servicos de Automacao Ltda. (Brazil)		100%
Rockwell Automation de Venezuela, C.A. (Venezuela)	100%
Rockwell Automation Southeast Asia Pte Ltd. (Singapore)	100%
Rockwell Automation Taiwan Co., Ltd. (Taiwan)		100%
Rockwell Automation Asia-Pacific Limited (Hong Kong)	96.52%	3.48%
Rockwell Automation Australia Ltd. (Australia)	100%
Rockwell Automation (N.Z.) Ltd. (New Zealand)		100%
Rockwell Tecate S.A. de C.V. (Mexico)	99%	1%
Grupo Industrias Reliance S.A. de C.V.	100%
Dodge de Mexico S.A. de C.V.		100%
Rockwell Automation de Mexico S.A. de C.V. (Mexico)		100%
Rockwell Automation Technologies Inc. (Ohio)	100%
Rockwell Scientific Company LLC (Delaware)		50%
Rockwell Scientific Licensing LLC (Delaware)		100%
Rockwell Automation International Holdings LLC (Delaware)	89%	11%
Rockwell Automation Argentina S.A. (Argentina)		100%
Rockwell Automation European Headquarters S.A./N.V. (Belgium)	0.04%	99.96%
Rockwell Automation Control Systems (Shanghai) Co. Ltd. (China)		100%
Rockwell Automation S.r.L. (Italy)		100%

	Percentage of Voting
	Securities Owned By

Name and Jurisdiction	Registrant	Subsidiary

Rockwell Automation Japan Co., Ltd. (Japan)		100%
Rockwell Automation India Ltd. (India)		100%
Rockwell Samsung Automation Ltd. (Korea)		100%
Rockwell Automation Holdings B.V. (Netherlands)		100%
Rockwell Automation B.V. (Netherlands)		100%
Rockwell Automation (Proprietary) Ltd. (South Africa)		100%
Rockwell Automation A.G. (Switzerland)		100%
Breter S.r.L. (Italy)		100%
Sprecher & Schuh Inc. (New York)		100%
Rockwell Automation Holdings G.m.b.H. (Germany)		100%
Tesch G.m.b.H. & Co. KG (Germany)		100%
Rockwell International G.m.b.H. (Germany)		100%
Propack Data G.m.b.H. (Germany)		100%
Propack Data Corporation (Delaware)		100%
Rockwell International Overseas Corp. (Delaware)	100%
Rockwell Automation Canada Holdings ULC (Canada)	89%	11%
Rockwell Automation Canada Inc. (Canada)		100%
Rockwell Automation Canada Control Systems (Canada)		100%
Rockwell European Holdings Ltd. (England)	89%	11%
Rockwell International Ltd. (England)		100%
Rockwell Automation S.A./N.V. (Belgium)		100%
Rockwell Automation Ltd. (England)		100%
EJA Engineering Ltd. (England)		100%
Rockwell FirstPoint Contact Corporation (Delaware)	100%
Rockwell Electronic Commerce Tech LLC (Delaware)		100%
Rockwell FirstPoint Contact Australia Pty. Limited (Australia)		100%

      Listed above are certain consolidated subsidiaries included in the consolidated financial statements of the Company (other than Reliance Electric Limited (Japan) and Rockwell Scientific Company LLC over which the Company does not have a controlling financial interest). Unlisted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.

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